Sanitec International S.A.

                              LETTER OF TRANSMITTAL

                                     for the

                   Offer to exchange 9% Senior Notes due 2012
              that are registered under the Securities Act of 1933
                  for all outstanding 9% Senior Notes due 2012
                    Pursuant to the prospectus dated February
                                   [o], 2003.
_______________________________________________________________________________

  THE EXCHANGE OFFER WILL EXPIRE AT MIDNIGHT, LONDON TIME, ON MARCH [o], 2003 UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN AT ANY TIME
            PRIOR TO MIDNIGHT, LONDON TIME, ON THE EXPIRATION DATE.
_______________________________________________________________________________

                 The Exchange Agent for this Exchange Offer is:
                              The Bank of New York

      You should direct questions and requests for assistance, requests for additional copies of this prospectus or the letter of transmittal to the exchange agent at either of the following addresses:

                              The Bank of New York
                                30 Cannon Street
                                 London EC4M 6XH
                                     England
                      Attention: Reorganization Department
                           Telephone: +44-20-7964-6513
                              Fax: +44-20-7964-7294

                     The Bank of New York (Luxembourg) S.A.
                                 Aerogolf Centre
                                   1A, Hoenhof
                               L-1736 Senningberg
                                   Luxembourg
                      Attention: Reorganization Department

         Please read the attached instructions carefully before completing this Letter of Transmittal.

         Noteholders who wish to be eligible to receive Exchange Notes for their Original Notes pursuant to the Exchange Offer must validly tender (and not withdraw) their Original Notes prior to the Expiration Date.

         By execution hereof, the undersigned acknowledges receipt of the prospectus dated February [o], 2003 (the "Prospectus") of Sanitec International S.A., a limited liability company, formed under the laws of Luxembourg ("Sanitec"), which, together with this letter of transmittal and the instructions hereto (the "Letter of Transmittal"), constitute Sanitec's offer (the "Exchange Offer") to exchange up to an aggregate principal amount of (euro) 260,000,000 of its 9% Senior Notes due 2012 (the "Exchange Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement of which the Prospectus constitutes a part, for all outstanding 9% Senior Notes due 2012 (the

"Original Notes") of Sanitec, upon the terms and subject to the conditions set forth in the Prospectus.

         Upon the terms and subject to the conditions of this Exchange Offer, the acceptance for exchange of Original Notes validly tendered and not withdrawn and the issuance of the Exchange Notes will be made on the Expiration Date. For the purposes of the Exchange Offer, Sanitec shall be deemed to have accepted for exchange validly tendered Original Notes when, as and if Sanitec has given written notice thereof to The Bank of New York, which acts as the Exchange Agent.

         In connection with the Exchange Offer, book-entry interests in the depositary interests in the Original Notes ("Original Book-Entry Interests") may be tendered in exchange for book-entry interests in the depositary interests in the Exchange Notes ("Exchange Book-Entry Interests"), which are traded through the facilities of Euroclear Bank S.A./N.V., as operator of the Euroclear system ("Euroclear"), and Clearstream Banking SA ("Clearstream" and, together with Euroclear, each a "Book-Entry Transfer Facility"). References herein to Original Notes include Original Book-Entry Interests and references to Exchange Notes include Exchange Book-Entry Interests.

         An electronic instruction relating to the Exchange Offer must be sent to a Book-Entry Transfer Facility in accordance with their procedures in order to tender Original Notes. All deliveries of Original Notes must be made in accordance with their procedures and pursuant to the procedures set forth in the Prospectus.

         Upon receipt of an electronic instruction from a registered holder of Original Notes, the Book Entry Transfer Facility will block the position of Original Notes that such registered holder has requested to exchange and upon completion of the Exchange Offer and upon confirmation of receipt of the Exchange Notes, the Book-Entry Transfer Facility will simultaneously transfer the Original Notes out of the participant's accounts and replace them with an equivalent amount of Exchange Notes. By sending such electronic instruction, the registered holder, on behalf of itself and the beneficial owners of such Original Notes, agrees to be bound by the terms of this Letter of Transmittal and confirms all provisions of this Letter of Transmittal applicable to it and such beneficial owners as fully as if it had completed the information required herein and executed and transmitted this Letter of Transmittal to The Bank of New York.

         The instructions included with this Letter of Transmittal must be followed in their entirety. Questions and requests for assistance or for additional copies of the Prospectus or this Letter of Transmittal may be directed to The Bank of New York at either of the following addresses:

                              The Bank of New York
                                30 Cannon Street
                                 London EC4M 6XH
                                     England
                      Attention: Reorganization Department
                           Telephone: +44-20-7964-6513
                              Fax: +44-20-7964-7294

                     The Bank of New York (Luxembourg) S.A.
                                 Aerogolf Centre
                                   1A, Hoenhof
                               L-1736 Senningberg
                                   Luxembourg
                      Attention: Reorganization Department

         Each registered holder transmitting an instruction to exchange Original Notes for Exchange Notes through a Book-Entry Transfer Facility, on behalf of itself and the beneficial owner of the Original Notes tendered thereby, acknowledges receipt of the Prospectus and this Letter of Transmittal and agrees to be bound by the terms and conditions of the Exchange Offer as set forth in the Prospectus and this Letter of Transmittal.

Ladies and Gentlemen:

         The undersigned hereby tenders to Sanitec the number of Original Notes set forth below, and hereby irrevocably constitutes and appoints The Bank of New York, as the true and lawful agent and attorney-in-fact of the undersigned with respect to the Original Notes, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to
(i) cause ownership of the Original Notes to be canceled upon acceptance by Sanitec of the Original Notes pursuant to the Exchange Offer, and (ii) receive all benefits and otherwise exercise all rights of beneficial ownership of the Original Notes, all in accordance with the terms of the Exchange Offer.

         The undersigned understands that tenders of Original Notes pursuant to the procedures described under the caption "The Exchange Offer" in the Prospectus and in the instructions hereto will constitute a binding agreement between the undersigned and Sanitec upon the terms and subject to the conditions of the Exchange Offer, subject only to withdrawal of such tenders on the terms set forth in the Prospectus under the caption "The Exchange Offer -- Withdrawal of Tenders". All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any beneficial owner(s), and every obligation of the undersigned or any beneficial owner(s) hereunder shall be binding upon the heirs, representatives, successors and assigns of the undersigned and such beneficial owner(s).

         The undersigned hereby represents and warrants that it has full power and authority to tender, exchange, assign, and transfer the Original Notes and Sanitec will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, and adverse claims when the Original Notes are acquired by Sanitec as contemplated herein. The undersigned and each beneficial owner will, upon request execute and deliver any additional documents reasonably requested by Sanitec or The Bank of New York, as necessary or desirable to complete and give effect to the transactions contemplated hereby.

         By tendering, each holder of Original Notes represents to Sanitec that
(i) any Exchange Notes will be acquired in the ordinary course of its business;
(ii) the holder has no arrangement with any person to participate in the distribution of the Exchange Notes; (iii) the holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of ours or if it is an affiliate, that it will comply with applicable registration and prospectus delivery requirements of the Securities Act; (iv) if the holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes; and (v) if the holder is a broker-dealer, that it will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of the Exchange Notes.

IMPORTANT: The electronic tender of Original Notes through the electronic transfer systems of Euroclear and/or Clearstream, as applicable, must be received by Euroclear and/or Clearstream prior to midnight, London time, on the Expiration Date.

             PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL CAREFULLY
                           BEFORE COMPLETING THE BOXES

_______________________________________________________________________________
                                      BOX 1

                     DESCRIPTION OF ORIGINAL NOTES TENDERED
                 (ATTACH ADDITIONAL SIGNED PAGES, IF NECESSARY)

----------------------- --------------------- -------------------- --------------------- --------------------- --------------------
                        Aggregate Principal   Account Where        Account Holder's      ISIN Code of          Account to Be
Name(s) and             Amount Tendered*      Original Notes Are   Name                  Original Notes        Credited With
Address(es) of                                Held                                                             Exchange Notes
Beneficial Owner
(Please fill in, if
blank)
----------------------- --------------------- -------------------- --------------------- --------------------- --------------------
----------------------- --------------------- -------------------- --------------------- --------------------- --------------------

----------------------- --------------------- -------------------- --------------------- --------------------- --------------------
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----------------------- --------------------- -------------------- --------------------- --------------------- --------------------
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----------------------- --------------------- -------------------- --------------------- --------------------- --------------------
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

TOTAL

* The minimum permitted tender is (euro)1,000 in principal amount of Original Notes. All other tenders must be integral multiples of (euro)1,000 principal amount. Unless otherwise indicated in this column, the principal amount of all Original Notes identified in this Box 1 or delivered to The Bank of New York herewith shall be deemed tendered.
_______________________________________________________________________________


_______________________________________________________________________________
                                      BOX 2

                           TENDERING HOLDER SIGNATURE
                               (SEE INSTRUCTION 1)


X________________________________________________________

X________________________________________________________
(Signature of holder(s) or authorized signatory)

If a signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer, or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Name(s):          _____________________________________________________________
Capacity:         _____________________________________________________________
Street Address:   _____________________________________________________________
                  _____________________________________________________________
                  _____________________________________________________________

Area Code and Telephone Number:   _____________________________________________
Tax Identification or Social Security Number: _________________________________
_______________________________________________________________________________

_______________________________________________________________________________
                                      BOX 3

                              BROKER-DEALER STATUS

? Check this box if the beneficial owner of the Original Notes is a broker-dealer who acquired the Original Notes for its own account as a result of market-making activities or other trading activities and wishes to receive 10 additional copies of the Prospectus and 10 copies of any amendments or supplements thereto. If this box is checked, an executed copy of this Letter of Transmittal must be received within three Luxembourg Stock Exchange trading days after the Expiration Date by The Bank of New York at either of the following addresses:

                              The Bank of New York
                                30 Cannon Street
                                 London EC4M 6XH
                                     England
                      Attention: Reorganization Department
                              Fax: +44-20-7964-6513
                           Telephone: +44-20-7964-7294

                     The Bank of New York (Luxembourg) S.A.
                                 Aerogolf Centre
                                   1A, Hoenhof
                               L-1736 Senningberg
                                   Luxembourg
                      Attention: Reorganization Department
_______________________________________________________________________________

INSTRUCTIONS TO LETTER OF TRANSMITTAL FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

I. Delivery of this Letter of Transmittal. This Letter of Transmittal is to be read by the beneficial owners of Original Notes who wish to exchange their Original Notes pursuant to the Exchange Offer. For a holder to properly tender Original Notes pursuant to the Exchange Offer, a properly completed electronic tender message sent to Euroclear and/or Clearstream, must be received prior to midnight, London time, on the Expiration Date. Neither Sanitec nor The Bank of New York, is under any obligation to notify any tendering holder of Sanitec's acceptance of Original Notes prior to the closing of the Exchange Offer. Delivery of the Original Notes will be deemed made only when actually received or confirmed by The Bank of New York.

II. Partial Tenders. Tenders of Original Notes will be accepted only in integral multiples of (euro)1,000 in principal amount. If less than the entire principal amount of Original Notes held by the tendering holder is tendered, the tendering holder should fill out the applicable items in the electronic tender message sent to Euroclear and/or Clearstream. The entire principal amount of Original Notes delivered to The Bank of New York, will be deemed to have been tendered unless otherwise indicated.

III. Transfer Taxes. Sanitec will pay all transfer taxes, if any, applicable to the exchange of Original Notes under the Exchange Offer. The tendering holder, however, will be required to pay any transfer taxes (whether imposed on the registered holder or any other person) if (a) certificates representing Original Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of Original Notes tendered; (b) tendered Original Notes are registered in the name of any person other than the person signing the letter of transmittal; or (c) a transfer tax is imposed for any reason other than the exchange of Original Notes under the Exchange Offer. If satisfactory evidence of payment of such taxes is not submitted with the Letter of Transmittal, the amount of the transfer taxes will be billed to that tendering holder.

IV. Validity of Tenders. All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of Original Notes will be determined by Sanitec in its sole discretion, which determination will be final and binding. Sanitec reserves the right to reject any and all Original Notes validly tendered or any Original Notes Sanitec's acceptance of which would, in the opinion of Sanitec or its counsel, be unlawful. Sanitec also reserves the right to waive any conditions of the Exchange Offer or defects or irregularities in tenders of Original Notes or as to any ineligibility of any holder who seeks to tender Original Notes in the Exchange Offer. The interpretation of the terms and conditions of the Exchange Offer (including this Letter of Transmittal and the instructions hereto) by Sanitec shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured within such time as Sanitec shall determine. None of Sanitec, The Bank of New York, or any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Original Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Original Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Original Notes received by The Bank of New York, that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by The Bank of New York, to the tendering holders, unless otherwise provided in this Letter of Transmittal, promptly following the Expiration Date.

V. Waiver of Conditions. Sanitec reserves the absolute right to amend, waive or modify any of the conditions in the Exchange Offer in the case of any Original Notes.

VI. No Conditional Tender. No alternative, conditional, irregular, or contingent tender of Original Notes will be accepted.

VII. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus or this Letter of Transmittal may be directed to The Bank of New York , at the address indicated herein. Tendering holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

VIII. Acceptance of Original Notes and Issuance of Exchange Notes; Return of Original Notes. Subject to the terms and conditions of the Exchange Offer, Sanitec will accept for exchange all validly tendered Original Notes promptly after the Expiration Date and will issue Exchange Notes therefor promptly thereafter. For purposes of the Exchange Offer, Sanitec shall be deemed to have accepted Original Notes when and if Sanitec has given written or oral notice (immediately followed in writing) thereof to The Bank of New York.

IX. Withdrawal. Tenders may be withdrawn only pursuant to the procedures set forth in the Prospectus under the caption "The Exchange Offer-- Withdrawal of Tenders."

X. Incorporation of Letter of Transmittal. This Letter of Transmittal shall be deemed to be incorporated in and acknowledged and accepted by any tender through procedures established by a Book-Entry Transfer Facility by any participant in the Book-Entry Transfer Facility on behalf of itself and the beneficial owners of any Original Notes so tendered.